UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2005

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11008	33-0499007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

N/A

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Signatures

Item 1.01. Entry into a Material Definitive Agreement

Adoption of Annual Incentive Plan

On March 29, 2005, the Compensation Committee of the Board of Directors of Catalina Marketing Corporation (the “Company”) approved the adoption of the Fiscal Year 2006 Annual Incentive Plan (the “2006 Plan”) for the Company’s chief executive officer and certain other members of its executive management group. The 2006 Plan provides for an incentive cash bonus target, and a maximum cash bonus amount, equal to stated percentages of the base salaries of each participating member in the 2006 Plan, as discussed below. The bonus of each participant under the 2006 Plan is based upon the Company and/or its operating segments attaining specified financial performance levels as well as participating executives achieving individual performance goals. The Company and/or segment performance accounts for 90% of each participant’s bonus, while the remaining 10% is based on individual performance goals. Financial performance measures for participants in the 2006 Plan are structured based on the participants’ operating duties and include earnings per share and revenue as well as operating income and other measures at the business segment level. The portion of each executive’s bonus allocated to the executive’s individual performance may be earned whether or not the Company and/or the operating segment achieve the minimum targeted performance measures.

The target incentive for each of the Company’s chief executive officer and the chief development officer is 100% of their respective base compensation. The target incentives for all other participants in the 2006 Plan range from 56% to 65% of the participant’s base salary. Participants in the 2006 plan may earn up to 150% of their bonus target based on the Company and/or its operating segments attaining specified financial performance levels with the exception of Thomas Buehlmann, Executive Vice President, Catalina Marketing International, who is eligible to receive up to 200% of his target bonus.

The target incentive percentage rate and maximum percentage rate of cash incentive compensation for those officers identified as “Named Executive Officers” of the Company and participating in the 2006 Plan are presented in the following table:

Executive Name	Title	Target Incentive % of Base Salary	Maximum Percentage
L Dick Buell	Chief Executive Officer	100%	150%
Susan Klug	Chief Development Officer	100%	150%
Thomas Buehlmann	Executive Vice President	56%	200%
Rick Frier	Chief Financial Officer	65%	150%
Edward Kuehnle	Executive Vice President	65%	150%

As part of the 2006 Plan, the Compensation Committee also approved the structuring of an incentive compensation program for Jay Parsons, Executive Vice President, U.S. Manufacturer and Retail Services. Mr. Parson’s incentive compensation program for fiscal year 2006 is based on the Company’s Catalina Marketing Services business segment attaining specified financial performance levels as well as Mr. Parson’s achieving certain individual performance goals and will include defined minimum performance thresholds, a maximum incentive compensation cap and other related elements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

April 4, 2005	CATALINA MARKETING CORPORATION
(Registrant)

/s/ Robert D. Woltil
	Name:	Robert D. Woltil
	Title:	Interim Chief Financial Officer